Exhibit 99.1

VIA FACSIMILE (212-541-4434)

December 14, 2004

Laurus Master Fund, Ltd.

825 Third Avenue, 14th Floor

New York, NY 10022

Re:

That certain Securities Purchase Agreement by and between Magic Lantern Group, Inc. (the “Company”) and Laurus Master Fund, Ltd. (“Laurus”) dated April 28, 2004 (the “SPA”)

Ladies and Gentlemen:

This letter shall memorialize our agreement that, in consideration for the Company’s partial redemption of that certain Convertible Promissory Note of the Company to Laurus dated April 28, 2004, the Company and Laurus have agreed to amend the SPA by deleting Sections 6.12 Required Approvals and 10.2 Offering Restrictions in their entirety and by placing the following in their stead, respectively:

6.12

This Section Intentionally Blank.

10.2

This Section Intentionally Blank.

The remainder of the terms of the SPA are hereby confirmed and ratified.

MAGIC LANTERN GROUP, INC.

By:

/s/ Robert A. Goddard

Robert A. Goddard

President and Chief Executive Officer

Accepted and Agreed: Date: December 14, 2004 LAURUS MASTER FUND, LTD. By: /s/ David Grinn Name: David Grinn Title: Managing Partner